UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2008

HEARTWARE INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-52595	26-3636023
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

205 Newbury Street Framingham, MA	01701
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 508.739.0950

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On November 20, 2008, HeartWare International, Inc. (ASX: HIN) announced via an Australian Securities Exchange (“ASX”) release that Jewish Hospital, Louisville, KY has become the second hospital to implant the HeartWare® Ventricular Assist System in the Company’s U.S. clinical trial.

The implant procedure was performed by Mark Slaughter, M.D., the Principal Investigator at Jewish Hospital. Dr. Slaughter is Professor of Surgery and Chief of the Division of Thoracic and Cardiovascular Surgery at the University of Louisville. He serves as the Director of the Heart Transplant and Mechanical Assist Device program at Jewish Hospital and the University of Louisville and is the Associate Medical Director of the Cardiovascular Innovation Institute.

A copy of the complete ASX announcement is attached.

Item 9.01 Financial Statements and Exhibits

Exhibit 99.1 HeartWare International, Inc. November 20, 2008 ASX announcement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HeartWare Limited

Date: November 20, 2008	By:	/s/ David McIntyre

Name: David McIntyre
Title: Chief Financial Officer and Chief Business Officer